UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 28, 2025
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
On August 28, 2025, Mr. Anthony Noto, SoFi Technologies, Inc.’s (the “Company”) Chief Executive Officer, entered into a prepaid variable forward contract (the "contract") with an unaffiliated third-party dealer (the “dealer”) on 1,500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Company Common Stock”), representing approximately 7% of the Company Common Stock beneficially owned by Mr. Noto and less than 1% of the Company’s total outstanding shares. The transaction represents a contract by which Mr. Noto will receive an upfront cash payment and must, when the contract matures in approximately three years, settle any obligations under the contract.
Specifically, the contract is scheduled to mature on or about August 28, 2028 (the “maturity date”), at which time, Mr. Noto may deliver shares of the Company's Common Stock or elect to settle the contract in cash. The amount of such delivery of shares or cash payment will be determined by the share price of the Company Common Stock prior to the maturity date. Mr. Noto pledged 1,500,000 shares of the Company's Common Stock (the "Pledged Shares") to secure his obligations under the contract. In exchange for assuming this obligation, Mr. Noto will receive an upfront cash payment of $24,107,850. Mr. Noto will retain all voting, dividend, and other rights in the Pledged Shares during the term of the pledge.
If Mr. Noto elects to deliver shares of the Company’s Common Stock, the number of shares will be determined based on the price of the Company's Common Stock relative to the floor price of $18.21 per share and the cap price of $49.18 per share. This means that if, on or about August 28, 2028, the per share price of the Company’s Common Stock is (i) $49.18, Mr. Noto could surrender 555,409 shares, or (ii) $18.21 or lower, Mr. Noto could surrender 1,500,000 shares. Mr. Noto will not participate in the performance of the Pledged Shares above the cap price of $49.18 or below the floor price of $18.21 unless he elects to settle the contract in cash.
From time to time, Mr. Noto may enter into prepaid variable forward contracts because the structure provides liquidity while also allowing him to maintain all voting, dividend, and other rights in the Company Common Stock. A majority of Mr. Noto’s compensation is in the form of Company equity, and he has not sold any Company Common Stock since joining the Company in early 2018. Rather, he has supplemented his holdings by purchasing 2,775,307 million shares of Company Common Stock in the open market over the past four years.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: August 29, 2025	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer